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                                                                  EXHIBIT (A)(5)

                 FORM OF WRITTEN CONFIRMATION TO OPTION HOLDERS
                ELECTING TO PARTICIPATE IN THE OFFER TO EXCHANGE



To:  [NAME OF OPTION HOLDER]

         This message confirms that on December 31, 2001, AHL Services, Inc. cancelled option(s) to purchase [NUMBER] shares, which you submitted for exchange under your Letter of Transmittal. AHL will grant you a new option to purchase [NUMBER] shares, with the terms and conditions described in the Offer to Exchange dated November 30, 2001 on or as promptly as practicable after July 1, 2002, subject to your continued employment with AHL and the other terms set forth in the Offer to Exchange. If you have any questions about this message, contact Deb McCreight by email at dmccreight@gagems.com or by telephone at (763) 745-1944.

                                   Thank you,

                                   /s/ Deb McCreight

                                   Deb McCreight


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